EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints LuAnn Via, Peter G. Michielutti and Luke R. Komarek, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign one or more Post-Effective Amendments to the Company’s Registration Statements on Form S-8 relating to the deregistration of shares of common stock of Christopher & Banks Corporation previously registered for issuance as equity compensation, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed by the following persons as of the dates set forth below:

Signature	Title	Date

/s/ LuAnn Via	President, Chief Executive Officer and Director	July 31, 2014
LuAnn Via	(principal executive officer)

/s/ Peter G. Michielutti	Executive Vice President, Chief Operating Officer and Chief Financial Officer	August 26, 2014
Peter G. Michielutti	(principal financial officer)

/s/ Belinda D. Meier	Vice President, Controller	July 31, 2014
Belinda D. Meier	(principal accounting officer)

/s/ Paul L. Snyder	Non-Executive Chair and Director	July 31, 2014
Paul L. Snyder

/s/ Mark A. Cohn	Director	July 31, 2014
Mark A. Cohn

/s/ Anne L. Jones	Director	July 31, 2014
Anne L. Jones

/s/ David A. Levin	Director	July 31, 2014
David A. Levin

/s/ William F. Sharpe III	Director	July 31, 2014
William F. Sharpe III

/s/ Patricia A. Stensrud	Director	July 31, 2014
Patricia A. Stensrud

/s/ Lisa W. Wardell	Director	July 31, 2014
Lisa W. Wardell